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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SONUS NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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SONUS NETWORKS, INC.
7 Technology Park Drive
Westford, MA 01886

April 28, 2008

Dear Shareholder:

        We cordially invite you to attend Sonus' annual meeting of shareholders. The meeting will be held on Friday, June 20, 2008, at 9:00 a.m., local time, at The Westford Regency Inn and Conference Center, 219 Littleton Road in Westford, Massachusetts.

        The notice of annual meeting and proxy statement accompanying this letter describes the business to be acted upon at the meeting. Our annual report for 2007 is also enclosed. To ensure that your shares are represented at the meeting, you are urged to vote as described in the accompanying proxy statement.

        Thank you for your support.

Sincerely,

Hassan M. Ahmed
President, Chief Executive Officer and
Chairman of the Board of Directors

SONUS NETWORKS, INC.
7 Technology Park Drive
Westford, MA 01886

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held June 20, 2008

To the Shareholders of Sonus Networks, Inc.:

        The 2008 annual meeting of shareholders of Sonus Networks, Inc., will be held on Friday, June 20, 2008 at 9:00 a.m., local time, at The Westford Regency Inn and Conference Center, 219 Littleton Road in Westford, Massachusetts. At the meeting we will:

  1.
  Elect three (3) directors each to serve for a three-year term;

  2.
  Ratify the appointment of Deloitte & Touche LLP as Sonus' independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  3.
  Transact any other business that may properly come before the meeting and any adjournments thereof.

        Shareholders who owned shares of Sonus common stock of record at the close of business on April 24, 2008 are entitled to attend and vote at the meeting. You may vote by telephone or by using the Internet as instructed on the proxy card. If you received a paper copy of the proxy card by mail, you may mark, sign, date and mail the proxy card in the postage-paid envelope provided. Any shareholder attending the meeting may vote in person, even if you have already voted on the proposal described in this proxy statement. A complete list of Sonus' shareholders will be available at the corporate offices at 7 Technology Park Drive, Westford, Massachusetts, 01886 prior to the meeting.

By Order of the Board of Directors,

Westford, Massachusetts April 28, 2008	Charles J. Gray Secretary

        A copy of your proxy card or the notice mailed on May 9, 2008, and picture identification will be required to enter the meeting. Cameras and recording equipment will not be permitted at the meeting.

        Whether or not you plan to attend the annual meeting, please complete, date and sign the proxy card and mail it promptly in the enclosed stamped envelope or vote electronically via the Internet or vote by telephone in order to assure representation of your shares at the annual meeting. No postage need be affixed if mailed in the United States.

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING	1
Why am I receiving these materials?	1
How do I request a printed copy of the proxy materials for future annual meetings?	1
What are the directions to the meeting?	1
Who may vote at the meeting?	2
How many shares must be present to hold the meeting?	2
What proposals will be voted on at the meeting?	2
What vote is required to approve each matter and how are votes counted?	2
How may I vote my shares in person at the meeting?	3
How can I vote my shares without attending the meeting?	3
How can I change my vote?	4
How does the Board of Directors recommend that I vote?	4
Where can I find the voting results of the annual meeting?	4
PROPOSAL NO. 1—ELECTION OF DIRECTORS	5
Recommendation of the Board of Directors	5
Nominees for a three year term expiring in 2011	5
Director whose term will expire in 2009	5
Directors whose terms will expire in 2010	6
PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	6
Recommendation of the Board of Directors	6
CORPORATE GOVERNANCE	7
Corporate Governance Policies	7
Code of Business Conduct and Ethics	7
Transactions with Related Persons	7
Director Independence	9
BOARD MEETINGS AND COMMITTEES	9
Audit Committee	9
Compensation Committee	10
Nominating Committee	10
DIRECTOR NOMINATION PROCESS	10
SHAREHOLDER COMMUMICATIONS WITH THE BOARD OF DIRECTORS	11
DIRECTOR COMPENSATION	11
BENEFICIAL OWNERSHIP OF SECURITIES	13
EXECUTIVE COMPENSATION	16
Compensation Discussion and Analysis	16
Compensation Committee Report	24
Executive Compensation Tables	24
Equity Compensation Plan Information	35
AUDIT COMMITTEE REPORT	36
FEES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL YEARS ENDED DECEMBER 31, 2007 AND 2006	37
Audit Fees	37
Audit-Related Fees	37
Tax Fees	37
All Other Fees	37
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	38
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	38
SHAREHOLDER PROPOSALS FOR INCLUSION IN 2009 PROXY STATEMENT	38
SHAREHOLDER PROPOSALS PRESENTATION AT THE 2009 ANNUAL MEETING	38
SHAREHOLDERS SHARING THE SAME ADDRESS	39
FORM 10-K	39
OTHER MATTERS	39

SONUS NETWORKS, INC.
PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

        Our Board of Directors is soliciting proxies for the 2008 annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Important Notice Regarding the Availability of Proxy Materials for the
2008 Annual Meeting of Shareholders to be Held on June 20, 2008

        Voting materials, which include this proxy statement and our 2007 annual report to shareholders, are available for viewing, printing and downloading at www.proxyvote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to Sonus Networks, Inc., 7 Technology Park Drive, Westford, MA 01886; telephone 1-800-579-1639.

Q:
Why am I receiving these materials?

A:
You have received these proxy materials because our Board of Directors is soliciting your vote at the 2008 annual meeting of shareholders. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or the SEC, and that is designed to assist you in voting your shares.

  As permitted by rules recently adopted by the SEC, we are making this proxy statement and our 2007 annual report to shareholders, including consolidated financial statements for the year ended December 31, 2007, available to our shareholders electronically via the Internet. On or about May 9, 2008, we mailed to our shareholders as of the record date for the annual meeting, April 24, 2008, a notice containing instructions on how to access this proxy statement and our annual report online and to vote. Also on May 9, 2008, we began mailing printed copies of these proxy materials to shareholders that have requested printed copies. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice.

Q:
How do I request a printed copy of the proxy materials for future annual meetings?

A:
To request a printed copy of the proxy statement and Annual Report to Shareholders relating to our future annual meetings, visit www.proxyvote.com, telephone 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 12-digit Control number located on the notice mailed on or about May 9, 2008.

Q:
What are the directions to the meeting?

A:
Directions to the meeting are as follows:

  Westford Regency Inn and Conference Center, 219 Littleton Road, Westford, MA, 01886. Telephone: 978.692.8200

  From the North:

  Traveling south on I-495, take exit #32 "Westford, to Route 225". At the end of the ramp, turn left onto Boston Road. At the first intersection, turn right onto Route 110 west. The hotel is located 1/4 mile on the right side.

  From the South:

  Traveling north on I-495, take exit #32 "Westford, to Route 225". At end of ramp, turn right onto Boston Road. At the first intersection, turn right onto Route 110 west. The hotel is located 1/4 mile on the right side.

  From Logan International Airport in Boston, MA:

  Take the airport exit to the Sumner Tunnel. After the tunnel, take the second ramp on your right to I-93 north. Follow I-93 north for approximately 17 miles to I-495 south. Take exit #32 "Westford, to Route 225". At the end of the ramp, turn left onto Boston Road. At the intersection, turn right onto Route 110 west. The hotel is located 1/4 mile on the right.

Q:
Who may vote at the meeting?

A:
The Board of Directors set April 24, 2008 as the record date for the meeting. All shareholders of record of our common stock at the close of business on April 24, 2008 may attend and vote at the meeting. Each shareholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of the close of business on April 24, 2008, 271,137,236 shares of our common stock were outstanding.

Q:
How many shares must be present to hold the meeting?

A:
A majority of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are represented in person at the meeting or that are represented by a proxy submitted over the Internet, by telephone or by mail. Further, for purposes of establishing a quorum, we will count as present shares that a shareholder holds even if the shareholder does not vote on one or more of the matters to be voted upon.

Q:
What proposals will be voted on at the meeting?

A:
There are two proposals scheduled to be voted on at the meeting:

•
Election of three (3) directors, each to serve for a three-year term, and

•
Ratification of Deloitte & Touche LLP as Sonus' independent registered public accounting firm for the fiscal year ending December 31, 2008.

Q:
What vote is required to approve each matter and how are votes counted?

A:
Proposal 1—Election of three directors, each to serve for a three-year term. In order to be elected as directors, each of the nominees for director must receive a plurality of the votes of the shares of common stock present or represented and entitled to vote at the annual meeting. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. You may:

•
Vote FOR all nominees;

  •
  WITHHOLD your vote from all nominees; or

  •
  Vote FOR one nominee and WITHHOLD your vote from the other nominee.

  Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

  Proposal 2—Ratification of the appointment of Deloitte & Touche LLP as Sonus' independent registered public accounting firm for the fiscal year ending December 31, 2008. The ratification of Sonus' independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote. You may vote "FOR", "AGAINST", or "ABSTAIN" on the proposal of ratification of the independent registered public accounting firm.

  Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter.

Q:
How may I vote my shares in person at the meeting?

A:
Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed proxy card and proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:
How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the meeting. If you are a shareholder of record, you may vote in any of the following ways:

•
You may vote by mail.    If you received a printed proxy card, you may complete, date and sign the proxy card and promptly mail it in the postage-prepaid envelope that you received. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you return. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors.

•
You may vote over the Internet.    If you have Internet access, you may vote your shares from any location in the world by following the instructions set forth on your proxy card or the notice we mailed to you on or about May 9, 2008.

•
You may vote by telephone.    If you are located in the United States or Canada, you may vote your shares by following the instructions set forth on your proxy card or the notice we mailed to you on or about May 9, 2008.

  If you hold shares in street name, you may vote by submitting voting instructions to your stockbroker or nominee. If you provide specific voting instructions, your shares will be voted as you have instructed. In most cases, you will be able to do this by telephone, using the Internet or by mail.

Q:
How can I change my vote?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or using the Internet (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:
How does the Board of Directors recommend that I vote?

A:
Our Board of Directors recommends that you vote your shares "FOR" the election of each of the nominees to the Board (Proposal 1) and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal 2).

Q:
Where can I find the voting results of the annual meeting?

A:
The preliminary voting results will be announced at the annual meeting. The final results will be published in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008.

Proposal 1—ELECTION OF DIRECTORS

        Our Board of Directors consists of six members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for three directors, Hassan M. Ahmed, John P. Cunningham and Paul J. Severino, will expire at this 2008 annual meeting. Messrs. Ahmed, Cunningham and Severino are being nominated for re-election as directors and, if elected, will each serve a three-year term until our annual meeting in 2011 or until his successor is elected and qualified. Each of the nominees has consented to his nomination for election to a new three-year term.

        The Board of Directors unanimously recommends a vote "FOR" the election to the Board of Directors of each of the following nominees.

Nominees for a three-year term expiring in 2011

        Hassan M. Ahmed, 50, has been Chief Executive Officer and a member of our Board of Directors since November 1998 and Chairman of our Board of Directors since April 2004. Mr. Ahmed also has been our President from November 1998 to April 2004 and from August 2007 to the present. From July 1998 to November 1998, Mr. Ahmed was Executive Vice President and General Manager of the Core Switching Division of Ascend Communications, Inc., a provider of wide area network switches and access data networking equipment, and from July 1997 to July 1998 was a Vice President and General Manager of the Core Switching Division. From June 1995 to July 1997, Mr. Ahmed was Chief Technology Officer and Vice President of Engineering for Cascade Communications Corp., a provider of wide area network switches. From 1993 to June 1995, Mr. Ahmed was a founder and president of WaveAccess, Inc., a supplier of wireless communications. Prior to that, he was an Associate Professor at Boston University, Engineering Manager at Analog Devices, Inc., a chip manufacturer, and director of VSLI Systems at Motorola Codex, a supplier of communications equipment. He currently serves as a member of the Board of Directors of Airvana, Inc. Mr. Ahmed holds a B.S. and an M.S. in engineering from Carleton University and a Ph.D. in engineering from Stanford University.

        John P. Cunningham, 70, has been a director since September 2004. In June 2002, Mr. Cunningham retired from Citrix Systems, Inc., a global leader in virtual workplace software and services. From May 2001 to June 2002, Mr. Cunningham was Senior Vice President, Finance and Operations of Citrix. He joined Citrix in November 1999 as Senior Vice President, Finance and Administration and served in that capacity until May 2001. From 1998 to June 1999, Mr. Cunningham served as Executive Vice President and Chief Financial Officer of Wang Global, a worldwide provider of network services. Prior to joining Wang, he served as Chief Financial Officer of Whirlpool Corporation from 1996 to 1998 and Chief Financial Officer of Maytag Corporation from 1994 to 1996, both diversified manufacturers. Mr. Cunningham has also held various management positions at International Business Machines. He currently serves as a member of the Board of Directors of Smart Disk Corporation. Mr. Cunningham has an M.B.A. from New York University and a B.S. from Fordham University.

        Paul J. Severino, 61, has been a director since March 1999. Mr. Severino has been an investment advisor to emerging companies and venture funds since 1996. He currently serves as a member of the Board of Directors of Analog Devices, Inc. Mr. Severino has a B.S. in engineering from Rensselaer Polytechnic Institute.

Director whose term will expire in 2009

        Edward T. Anderson, 58, has been a director since November 1997. Mr. Anderson has been managing general partner of North Bridge Venture Partners, a venture capital firm, since 1994. Previously, he was a general partner of ABS Ventures, the venture capital affiliate of Alex Brown &

Sons. Mr. Anderson is currently a member of the Board of Directors of Starent Networks, Corp., a provider of wireless infrastructure solutions. He has an M.F.A. from the University of Denver and an M.S. from Columbia University Graduate School of Business.

Directors whose terms will expire in 2010

        Howard E. Janzen, age 54, has been a director since January 2006. Mr. Janzen has been Chief Executive Officer of One Communications, a supplier of integrated advanced telecommunications solutions to businesses, since March 2007 and has served on the Board of Directors of One Communications since June 2007. He served as President of Sprint Business Solutions, the business unit serving Sprint's business customer base with almost 10,000 employees and $12 billion in annual revenue, from January 2004 to September 2005. From May 2003 to January 2004, he was President of Sprint's Global Markets Group, responsible for Sprint's long distance service for both consumer and business customers. From October 2002 to May 2003, Mr. Janzen was President and Chief Executive Officer of Janzen Ventures, Inc., a private investment business venture. From 1994 until October 2002, Mr. Janzen served as President and Chief Executive Officer, and Chairman from 2001, of Williams Communications Group, Inc., a high technology company, which emerged from bankruptcy in October 2002 as WilTel Communications Group, Inc. Mr. Janzen currently serves as a member of the Board of Directors of Global Telecom and Technology. He also serves on the Governor's Science and Technology Council for the State of Oklahoma and is a Commissioner and Vice Chairman for the Global Information Infrastructure Commission (GIIC). Mr. Janzen received his B.S and M.S. degrees in Metallurgical Engineering from the Colorado School of Mines. He also has completed the Harvard Business School Program for Management Development.

        H. Brian Thompson, 69, has been a director since October 2003. Mr. Thompson has been Executive Chairman of Global Telecom and Technology (GTT), a multi-network operator, since October 2006 and continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc. From December 2002 to June 2007, Mr. Thompson was Chairman of Comsat International, an independent telecommunications operator serving all of Latin America. He currently serves as a member of the Boards of Directors of Axcelis Technologies, Inc., ICO Global Communications (Holdings) Limited and Penske Automotive Group, Inc. He received his M.B.A. from Harvard University's Graduate School of Business, and received an undergraduate degree in chemical engineering from the University of Massachusetts.

Proposal 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We are asking the shareholders to ratify the appointment by our Audit Committee of Deloitte & Touche LLP as Sonus' independent registered public accounting firm for the fiscal year ending December 31, 2008. On August 10, 2005, Deloitte & Touche LLP was appointed by the Audit Committee to replace Ernst & Young LLP, which appointment was ratified by the Board of Directors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. If this proposal is not approved at the annual meeting, our Audit Committee may reconsider this appointment.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

CORPORATE GOVERNANCE

Corporate Governance Policies

        The Board of Directors has established Corporate Governance Guidelines to assist in the fulfillment of its responsibilities. The governance practices which are memorialized in these guidelines are intended to insure that the Board has the necessary authority and processes to review and evaluate our business operations as needed and to make independent decisions consistent with the interests of Sonus' shareholders. The Board of Directors is responsible for overseeing our management and financial results.

Code of Business Conduct and Ethics

        In addition, to preserve Sonus' reputation and to reaffirm its existing policy for integrity to its employees, officers and directors and to persons who deal with us, the Board of Directors has adopted a written Code of Business Conduct and Ethics.

        All of our directors, officers and employees must act in accordance with our Code of Business Conduct and Ethics, which has been adopted by our Board of Directors. This policy is intended to help ensure that that our business is conducted in a consistently legal and ethical manner. Our policies and procedures cover all areas of professional conduct, including relations with vendors, conflicts of interest, financial integrity and the protection of corporate assets, as well as adherence to all laws and regulations applicable to the conduct of our business. Employees and directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. In addition, our Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        A copy of our Code of Business Conduct and Ethics can be found on our website, www.sonusnet.com, at Corporate/Investor Relations/Governing Our Company. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code of Business Conduct and Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, unless a Form 8-K is otherwise required by applicable rules of the NASDAQ Stock Market.

Transactions with Related Persons

        Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executives, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the related person transaction to our General Counsel. The policy calls for the related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Committee will review and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Committee to review and, if deemed appropriate, approve related person transactions that arise between Committee meetings, subject to ratification by the Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The Audit Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in our best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for the purposes of our related person transaction policy:

  •
  transactions for which the related person's interest arises solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

  •
  transactions that are specifically contemplated by provisions of our charter or bylaws.

        Our related person transaction policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

        On January 30, 2008, the Audit Committee approved a transaction for the purchase by Colt Telecommunications of products and services from us. Fidelity Management & Research and other related Fidelity entities own in excess of 50% of the issued share capital of Colt Telecommunications and in excess of 10% of our outstanding shares of common stock. The Audit Committee concluded that the transaction would be undertaken in the ordinary course of business and negotiated on terms no less favorable to Sonus than terms that could have been reached with an unrelated third party. The Audit Committee further considered the potential dollar value and benefits to us of the transaction. Accordingly, the Audit Committee determined that the transaction, under all of the circumstances, is in our best interests. There can be no assurance that a transaction with Colt Telecommunications will be concluded.

Director Independence

        Under the rules of the NASDAQ Stock Market, a director will only qualify as an "independent director" if, in the opinion of the Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of Edward T. Anderson, John P. Cunningham, Howard E. Janzen, Paul J. Severino and H. Brian Thompson does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules.

        In determining the independence of the directors listed above, our Board considered each of the transactions specified in our related person transaction policy. There are no family relationships among our executive officers and directors. There were no transactions relating to the directors which fell within the scope of the related person transaction policy and procedures.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors held 13 meetings during 2007. Each director who served on the Board during 2007 attended at least 75% of all Board and applicable Committee meetings during 2007. We do not have a policy regarding the attendance of directors at our annual meetings of shareholders. Three directors attended the 2007 annual meeting.

        The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Each of these Committees is composed entirely of independent directors as defined under applicable rules.

Audit Committee

        Our Board of Directors has established an Audit Committee which is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is primarily concerned with the integrity of our financial statements, the independence, qualifications and performance of our independent registered public accounting firm, and our compliance with legal requirements. Its duties include selecting the independent registered public accounting firm; reviewing the scope of the audit to be conducted by our independent registered public accounting firm; overseeing our independent registered public accounting firm and reviewing the results of their audit; reviewing our financial reporting processes, including the accounting principles and practices followed and the financial information provided to shareholders and others; overseeing our internal control over financial reporting and disclosure controls and procedures; and serving as our Qualified Legal Compliance Committee. The Audit Committee operates under a written Audit Committee charter approved by the Board that reflects standards and requirements adopted by the SEC and the NASDAQ Stock Market. A copy of this charter can be found on our website, www.sonusnet.com, at Corporate/Investor Relations/Governing our Company. The Audit Committee held 19 meetings during 2007.

        The members of the Audit Committee are Messrs. Anderson, Cunningham (Chairman) and Janzen. Each of the members of the Audit Committee is an "independent director" as defined under the rules of the NASDAQ Stock Market and the additional independence requirements for members of audit committees contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Cunningham is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

        The Compensation Committee is responsible for the review and approval of the compensation, as well as evaluating the performance, of our executive officers, and advising and assisting management in developing our overall compensation strategy to assure that it promotes shareholder interests, supports our strategic and tactical goals, and provides for appropriate rewards and incentives for our management and employees. In exercising its responsibilities, the Compensation Committee establishes and monitors policies governing the compensation of executive officers, reviews the performance of and determines salaries and incentive compensation for executive officers, and makes option awards to those individuals. Additionally, the Compensation Committee administers our stock plans and reviews and approves the structure of our bonus plans. The Compensation Committee operates under a written Compensation Committee charter adopted by the Board that reflects standards and requirements adopted by the NASDAQ Stock Market. A copy of the charter can be found on our website, www.sonusnet.com, at Corporate/Investor Relations/Governing our Company.

        The members of the Compensation Committee are Messrs. Severino (Chairman) and Thompson. Each of the members of the Compensation Committee is an "independent director" as defined under the rules of the NASDAQ Stock Market. The Compensation Committee held 18 meetings during 2007.

Nominating Committee

        The Nominating Committee is responsible for identifying and selecting the persons to be nominated by the Board of Directors for election as directors at our annual shareholder meetings, and overseeing the annual self-evaluation of the Board and its Committees. The Committee is responsible for reviewing with the Board the requisite skills and criteria for new directors as well as the composition of the Board as a whole. The Nominating Committee encourages the selection of directors who will contribute to our overall corporate goals of responsibility to our shareholders, customers and employees. The Nominating Committee reviews from time to time the appropriate skills and characteristics required of individual directors to contribute to our success in today's business environment. The Nominating Committee has the authority to engage independent advisors to assist in the process of identifying and evaluating candidates, but has not engaged any such advisors to date. The Nominating Committee operates under a written Nominating Committee charter approved by the Board that reflects standards and requirements adopted by the NASDAQ Stock Market. A copy of the charter can be found on our website, www.sonusnet.com, at Corporate/Investor Relations/Governing our Company.

        The members of the Nominating Committee are Messrs. Anderson and Thompson (Chairman). Each of the members of the Nominating Committee is, and each former member while serving on the Nominating Committee was, an "independent director" as defined under the current rules of the NASDAQ Stock Market. The Nominating Committee did not meet during 2007.

DIRECTOR NOMINATION PROCESS

        The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to the Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating Committee applies the criteria generally set forth in the Nominating Committee charter. There are no specific minimum qualifications for a recommended nominee to the Board, however, the Committee considers, among other skills and criteria, the following criteria for nomination as a director: demonstrated business acumen, knowledge and experience and an ability to exercise sound judgment in matters that relate to our current and long-term goals;

commitment to understanding us and our industry and to regularly attend and participate in meetings of the Board and its Committees; a reputation for integrity, honesty and adherence to high ethical standards; the ability and experience to understand sometimes conflicting interests of our various constituencies; and the absence of any conflict of interest that would impair the nominee's ability to represent the interests of all our stakeholders and to fulfill the responsibilities of being a director. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Shareholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned no more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating Committee, c/o Corporate Secretary, Sonus Networks, Inc., 7 Technology Park Drive, Westford, MA 01886. Assuming that appropriate biographical and background materials have been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Shareholders may directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board of Directors, by following the procedures set forth under "SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2009 ANNUAL MEETING."

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may communicate with the Board of Directors by writing, e-mailing or calling our Investor Relations Department at Sonus Networks, Inc., 7 Technology Park Drive, Westford, MA 01886, Attention: Investor Relations, tel: (978) 614-8100, ir@sonusnet.com. Our Investor Relations Department and/or General Counsel will review all such communications and will forward to the chairman of the Audit Committee of the Board of Directors all communications that raise an issue appropriate for consideration by our Board of Directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

DIRECTOR COMPENSATION

        Members of our Board of Directors who are employees of Sonus receive no compensation for their service as directors. Non-employee directors are compensated for their service as directors as follows:

        $20,000 per year for serving as a Board member with no Committee assignments;

        $23,750 per year for serving as a Board member, and on one Committee other than the Audit Committee;

        $27,500 per year for serving as a Board member, and on the Audit Committee;

        $27,500 per year for serving as a Board member, and on two Committees other than the Audit Committee;

        $31,250 per year for serving as a Board member, and on the Audit Committee and one other Committee; or

        $37,500 per year for serving as a Board member, and as chairman of the Audit Committee.

        Directors also are eligible to be reimbursed for reasonable out-of pocket expenses incurred in connection with attendance at Board of Director or Committee meetings.

        Under our 2007 Stock Incentive Plan (the "2007 Plan"), non-employee directors also are eligible to receive stock option grants or restricted stock awards at the discretion of the Board of Directors or other administrator of the 2007 Plan. We currently compensate directors with option grants for 50,000 shares upon commencement of Board service and also typically grant to non-employee directors an option for 20,000 shares annually.

        In 2006, the non-employee Directors did not receive an annual grant of stock options during the pendency of the stock option review. The Board determined that the grant to non-employee directors should be consistent with the incremental grant made to our employees in 2007 to compensate employees for the absence of a stock incentive program in 2006. The Board delegated to the Compensation Committee the final approval of the grant consistent with the Board's guidance. In December 2007, the Compensation Committee awarded an option grant for 40,000 shares to each non-employee director. These grants included an incremental 20,000 shares in addition to the annual grant of an option for 20,000 shares that would otherwise have been made in 2007, due to the fact that the Board did not award an annual grant of options to non-employee directors in 2006. The Compensation Committee also granted an option for an additional 5,000 shares to Mr. Thompson to compensate him for the increase in the exercise price of his initial stock option grant by the Compensation Committee due to a change in the measurement date for the grant following our internal review of stock option grants which we completed in August of 2007. Mr. Thompson did not participate in this decision.

        The following table contains information on compensation earned by each non-employee member of our Board of Directors during 2007.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2)(3) ($)	Total ($)
Edward T. Anderson	$31,250	$34,333	$65,583
John P. Cunningham	$37,500	$77,399	$114,899
Howard E. Janzen	$27,500	$36,847	$64,347
Paul J. Severino	$23,750	$34,333	$58,083
H. Brian Thompson	$27,500	$105,426	$132,926

(1)
The amounts in this column do not reflect compensation actually received by the director. Instead, the amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS 123R") with respect to options awarded in 2007 and prior years. A discussion of the assumptions used in calculating the amount in this column may be found in Note 17 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
The options have an exercise price of $6.10 per share, which was the closing price of our common stock on the date of grant, December 17, 2007, and the options vest over a four-year period with 25% of the shares vesting one year from the date of grant and monthly thereafter at the rate of 2.0833% for each month of service completed by the director.

(3)
The following table shows the aggregate number of outstanding stock options held by each of our non-employee directors as of December 31, 2007 and the fair value at the time of grant for each stock option grant as determined in accordance with SFAS 123R:

Non-employee Director	Grant Date	Number of Shares	Grant Date Fair Value of Option Awards
Edward T. Anderson	5/11/01 5/02/02 5/07/03 12/29/04 10/12/05 12/17/07	10,000 10,000 10,000 10,000 20,000 40,000	$265,700 21,940 29,200 46,800 75,698 118,336

Total		100,000	$557,674

John P. Cunningham	9/09/04 10/12/05 12/17/07	50,000 20,000 40,000	$230,000 75,698 118,336

Total		110,000	$424,034

Howard E. Janzen	1/20/06 12/17/07	50,000 40,000	$159,000 118,336

Total		90,000	$277,336

Paul J. Severino	5/11/01 5/02/02 5/07/03 12/29/04 10/12/05 12/17/07	10,000 10,000 10,000 10,000 20,000 40,000	$265,700 21,940 29,200 46,800 75,698 118,336

Total		100,000	$557,674

H. Brian Thompson	10/24/03 12/29/04 10/12/05 12/17/07	50,000 10,000 20,000 45,000	$337,975 46,800 75,698 133,128

Total		125,000	$593,601

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2008 by:

  •
  each person who beneficially owns, to the best of our knowledge, more than 5% of the outstanding shares of our common stock;

  •
  each of our Named Executive Officers (as defined in the Summary Compensation Table below);

  •
  each of our directors; and

  •
  all of our current executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares. In computing the number of shares beneficially owned by each person named in the following table and the percentage ownership of that person, shares of common stock that are subject to stock options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2008 are deemed owned by that person and are also deemed outstanding. These shares are not, however, deemed outstanding for purposes of computing the percentage ownership of any other person.

        Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The percentage of common stock outstanding as of March 31, 2008 is based on 271,135,236 shares of common stock outstanding on that date plus shares subject to options to the extent noted above.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding
Named Executive Officers:
Hassan M. Ahmed(1)	10,428,331	3.85%
Richard J. Gaynor(2)	36,500	*
Matthew Dillon(3)	560,494	*
Mohammed Shanableh(4)	248,992	*
Chuba Udokwu(5)	287,411	*
James F. Collier III(6)	—	—
Albert A. Notini(7)	784,459	*
Ellen B. Richstone(8)	536,734	*
Non-Employee Directors:
Edward T. Anderson(9)	471,155	*
John P. Cunningham(10)	58,750	*
Howard E. Janzen(11)	29,167	*
Paul J. Severino(12)	556,031	*
H. Brian Thompson(13)	91,459	*
All current executive officers and directors as a group (10 persons)(14)	12,768,290	4.71%
5% Owners:
Senate Limited (Trustee)(15)	67,295,079	24.82%
FMR Corp.(16)	40,253,580	14.85%
Wellington Management Company, LLP(17)	17,309,998	6.38%
Sirios Capital Management LLP(18)	14,241,004	5.25%

*
Less than 1% of the outstanding shares of common stock.

(1)
Includes 4,003,000 shares subject to outstanding options that are exercisable as of May 30, 2008, and 750,000 shares of restricted stock subject to vesting.

(2)
Includes 35,000 shares of restricted stock subject to vesting.

(3)
Includes 534,994 shares subject to outstanding options that are exercisable as of May 30, 2008, and 25,000 shares of restricted stock subject to vesting.

(4)
Includes 180,000 shares subject to outstanding options that are exercisable as of May 30, 2008, and 56,250 shares of restricted stock, subject to vesting.

(5)
Includes 218,750 shares subject to outstanding options that are exercisable as of May 30, 2008, and 56,250 shares of restricted stock subject to vesting.

(6)
Mr. Collier's employment with the Company was terminated on August 9, 2007.

(7)
Includes 774,459 shares subject to outstanding options that are exercisable as of May 30, 2008. Mr. Notini resigned from the Company effective August 10, 2007.

(8)
Includes 531,786 shares subject to outstanding options that are exercisable as of May 30, 2008. Ms. Richstone retired from the Company effective September 30, 2007.

(9)
Includes 51,459 shares subject to outstanding options that are exercisable as of May 30, 2008.

(10)
Consists of 58,750 shares subject to outstanding options that are exercisable as of May 30, 2008.

(11)
Consists of 29,167 shares subject to outstanding options that are exercisable as of May 30, 2008.

(12)
Includes 51,459 shares subject to outstanding options that are exercisable as of May 30, 2008.

(13)
Includes 71,459 shares subject to outstanding options that are exercisable as of May 30, 2008.

(14)
Includes 5,199,038 shares subject to outstanding options that are exercisable as of May 30, 2008 and 922,500 shares of restricted stock subject to vesting owned by all of our current executive officers and directors.

(15)
According to a Schedule 13D/A No. 4 filed on April 21, 2008, reporting the beneficial ownership of 67,295,079 shares of common stock, each of Galahad Securities Limited, Legatum Capital Limited, Legatum Global Holdings Limited, Legatum Global Investment Limited and Senate Limited, Trustee (acting on behalf of a trust formed under the laws of the Cayman Islands as of July 1, 1996), reports sole voting power and dispositive power of the 67,295,079 shares. The address of the reporting persons is P.O. Box 71082, Dubai, United Arab Emirates.

(16)
According to a Schedule 13G/A No. 5 filed on February 14, 2008, Fidelity Management & Research Company ("Fidelity") was the beneficial owner of 40,253,580 shares of common stock in its capacity as investment advisor to various registered investment companies. Fidelity is a wholly owned subsidiary of FMR Corp. The power to vote the shares of Fidelity resides solely with the Board of Trustees of the Fidelity funds and Edward C. Johnson 3d and FMR Corp. each have the sole power to dispose of or direct the disposition of the shares of Fidelity funds. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(17)
According to a Schedule 13G/A No. 2 filed on January 10, 2008, Wellington Management Company, LLP ("Wellington Management") was the beneficial owner of 17,309,998 shares of common stock in its capacity as investment adviser to various clients. Wellington Management has the shared power to vote or direct the vote of shares of common stock, and the shared power to dispose or direct the disposition of shares of common stock in its capacity as investment adviser. The address of Wellington Management is 75 State Street, Boston, MA 02109.

(18)
According to a Schedule 13G/A No. 1 filed on January 29, 2008, reporting the beneficial ownership of 14,241,004 shares of common stock , each of Sirios Capital Partners, L.P. ("SCPI"), Sirios Capital Partners II, L.P. ("SCPII"), Sirios/QP Partners, L.P. ("SQP"), Sirios Overseas Fund, Ltd. ("SOF"), Sirios Focus Partners, L.P. ("SFP"), Vitruvius SICAV ("VS"), Sirios Capital Management L.P. ("SCM") which serves as investment manager to SCP I, SCP II, SQP, SOF, SFP, and VS with respect to the shares of Common Stock directly owned by SCP I, SCP II, SQP, SOF, SFP, and VS; Sirios Associates, L.L.C. ("SA") which is the general partner of SCM, and John F. Brennan, Jr., the sole managing member of SA, reports shared power to vote and shared dispositive power of an aggregate of 14,241,004 shares. The address of the business office of SCP I, SCP II, SCM, SA, and Mr. Brennan is One International Place, Boston, Massachusetts 02110-2649. The address of the registered office of SQP, SOF, and SFP is c/o Goldman Sachs Administrative Services, Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, PO Box 896, KY1·1103, Cayman Islands. The address of the registered office of VS is 11 rue Aldringen, L-1118 Luxembourg.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Committee oversees our executive compensation program and approves all compensation decisions relating to our executive officers. The Compensation Committee evaluates both performance and compensation to ensure that we are able to attract and retain the best possible employees in key positions and that the compensation provided to key employees remains competitive with the compensation provided to employees of our peer group comprised of companies of comparable revenue and market capitalization in the diversified high technology market.

  Philosophy and Objectives

        The Compensation Committee believes that our annual and long-term incentive-based cash and non-cash executive compensation should motivate executives to achieve our business goals and reward executives for achieving these goals. We believe that total direct compensation should represent a strong competitive position (60th percentile) as compared to our peer group, with base salaries and annual cash incentives competitive with our peer group (50th percentile); and long-term equity incentives highly competitive with our peer group (75th percentile).

        The Compensation Committee believes that an effective executive compensation program should be tied to annual and long-term strategic goals for the business and should align the executive's interests with those of the shareholders by rewarding performance above those goals, with the objective of ultimately increasing shareholder value. Therefore, the executive compensation program should include competitive cash and stock incentive based compensation components that reward performance. The Compensation Committee believes that the executive compensation program should also be structured to attract superior employees consistent with those of a company with strong growth and earnings potential.

        More specifically, the executive compensation program is designed to: (i) offer compensation opportunities that attract highly talented executives; (ii) motivate individuals to perform at their highest levels; (iii) reward outstanding initiative and achievement; (iv) reinforce critical measures of performance derived from our business strategy and key success factors; and (v) retain those individuals with the leadership abilities and skills necessary to build long-term shareholder value by supporting executive ownership and shareholder alignment.

        Executive retention and motivation over the last several years have been impacted by the challenging market environment and our stock price which has not led to appreciation of the value of previously granted stock options. Executive turnover also has influenced executive compensation decision-making as we promoted new Vice Presidents in Sales and in Marketing and hired a new Chief Financial Officer in 2007. We also face competition for executives from larger companies with significantly greater cash compensation and from smaller private companies with greater equity growth potential through an initial public offering or acquisition.

        We have not established a policy for the specific allocation between cash and non-cash compensation. Rather, the Compensation Committee annually reviews market data and information provided by a compensation consultant to determine the appropriate level and combination of incentive and non-incentive, cash and equity-based compensation, based upon competitive data. The Compensation Committee believes that, as a growth-oriented company, Sonus should continue to provide significant equity incentives as a component of compensation.

  Compensation Components

        Our executive compensation program has three major components: (i) base salary, (ii) cash-based incentives and (iii) equity-based incentives. The Compensation Committee reviews the compensation program on an annual basis.

        Base Salary.    Aggregate base salaries are designed to reflect the scope of responsibilities, performance and competencies of the individual executives. The salary for each executive officer is reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual's performance and level of pay compared to benchmark data for similar positions at peer companies. For 2007, the Compensation Committee increased the base salary of Mr. Ahmed from $375,000 to $425,000. Mr. Ahmed's salary increase was based upon an analysis performed by outside consultants, which determined that Mr. Ahmed's base salary was below the 25th percentile of chief executive officer salaries among a peer group of companies (the peer group is discussed below under "Determining Executive Compensation"), whereas our compensation philosophy is to pay base salary at the 50th percentile. Mr. Gaynor's base salary of $270,000 was approved in connection with his hiring. Mr. Shanableh's base salary was increased from $175,000 to $230,000 in connection with his promotion to interim Vice President, Worldwide Sales in August 2007. With these exceptions, base salaries for Named Executive Officers did not increase in 2007 over the prior year's base salaries.

        Cash-based Incentives.    A significant portion of each executive officer's compensation is tied to the achievement of both corporate financial goals and individual performance objectives. Accordingly, cash-based incentives are expected to represent a substantial part of total compensation for our executives and are based on measures that reflect annual financial and short-term strategic goals.

        Under the 2007 incentive compensation program, which covered all executive officers other than the Vice President of Worldwide Sales, the Compensation Committee set each executive's cash incentive as a percentage of his base salary. (The incentive compensation for the Vice President of Worldwide Sales is based on a commission plan more fully described under the Summary Compensation Table.) One hundred percent of the cash incentive bonus for our President and Chief Executive Officer, which was targeted at 100% of base salary, was based upon achievement of the corporate goals alone. Each of the other executives was allocated a target cash incentive as a percentage of base salary ranging from 30% to 60%, as determined by the Compensation Committee, and awarded 50% based upon achievement of corporate operating and financial goals and 50% based upon achievement of individual performance objectives established for each executive, subject to the discretion of the Compensation Committee. The target bonus levels were chosen based upon competitive market and peer group data and analysis as described in "Determining Executive Compensation" below. The corporate goals were chosen based upon financial metrics which are generally used by investors and financial analysts in measuring our corporate performance. Individual objectives include product development and quality metrics, improvement of corporate processes, development of strategic partnerships, expansion of geographic infrastructure, growth of customer base and supply chain improvement.

        The formula for calculating the payment under the 2007 cash incentive plan was as follows:

50% corporate goals target	+	0-50% individual objectives target	×	Corporate goals achievement	×	Target cash incentive payment

        The maximum target cash incentive for the individual objectives is capped based upon the achievement of the corporate goals. As an example, if the Company achieved 70% of its corporate goals and an executive achieved 80% of his individual objectives (and thus 40% of the individual objectives target) and the executive's target cash incentive was 50% of his base salary of $200,000, the bonus would be calculated as follows: (0.5 + 0.4) × 0.7 × $100,000 = $63,000.

        The corporate goals target of the 2007 incentive compensation program was based upon achievement of corporate goals as follows:

  •
  50% based upon revenue goal;

  •
  25% based upon operating income goal;

  •
  15% based upon fourth quarter operating income goal, and

  •
  10% based upon earnings per share goal.

        Each goal included a minimum threshold and a maximum target of 150%. For 2007, the achievement of corporate goals was 64% of target as set forth below:

Corporate Goals	Percent of Target Corporate Goals Achieved
Revenue	49%
Operating Income Percentage	0
Q4 Operating Income Percentage	15%
Earnings per Share	0

Total	64%

        Based on this 64% achievement of the corporate goals target, the executive could then receive a maximum of 64% of the individual objectives target if he achieved 100% of his individual objectives. Each executive achieved the maximum 64% of the individual objectives target and thus the total cash incentive achievement for each executive was 64% of the target incentive payout as detailed below:

	Percentage of Target Bonus Allocated	Percentage of Achievement	Percentage of Target Bonus Paid
Corporate Goals	50%	64%	32%
Individual Objectives	50%	64%	32%

Total			64%

        For an executive with a target cash incentive of $60,000, the actual cash incentive payment would be calculated using the above formula as follows: (0.5 + 0.5) × 0.64 × $60,000 = $38,400.

        The Compensation Committee expects to establish a cash-based incentive plan for 2008 based on the achievement of financial metrics consistent with our 2008 operating plan and objective of profitable growth. We consider our corporate goals to be confidential and their disclosure would cause competitive harm for us, and, therefore, we do not disclose these goals. The Company achieved approximately 38.3% of its corporate goals for 2005, 100% of the corporate goals for 2006, and 64% of the corporate goals for 2007. A high level of performance by the Company and its management will be required to achieve the 2008 corporate goals. The 2008 individual performance objectives will be based upon achievement of financial, operating and strategic goals.

        Equity-based Incentives.    Equity based incentives are provided to executives whose decisions and actions have a direct impact upon our performance and success. Stock options and restricted stock are awarded to our executive officers in order to tie compensation directly to our long-term success and increase in shareholder value. In determining the size of the stock option and/or restricted stock grants awarded to each executive officer, the Compensation Committee takes into account the executive officer's position, past performance, anticipated contribution to our long-term goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Typically, 25% of the shares subject to an option vest on the first anniversary of the grant date with the remaining 75% of the shares vesting in equal increments of 2.0833% monthly thereafter through the fourth anniversary of the grant date. Restricted stock awards typically vest over a four year period with 25% of the shares subject to the award vesting on the first anniversary of the grant date and semi-annually thereafter. The Compensation Committee believes that a combination of stock options and restricted stock is most effective in meeting the key objectives of employee retention, motivation, and shareholder alignment, and is the most cost effective and efficient manner of share usage, taking into account SFAS 123R expense and cash flow. Under the 2007 Plan, a finite number of shares are available. The aggregate number of shares under the Plan was based upon projected requirements in the normal course of business over a two year period, within recommended guidelines, assuming similar usage rates to prior years based upon our hiring and annual stock incentive programs, as well as the use of restricted stock in addition to stock options. The historical practice of allocating equity awards to top performers and critical positions will be continued.

        The Compensation Committee did not establish an annual equity incentive program in 2006. The Compensation Committee did establish an annual equity incentive program for 2007 with a grant date of August 15, 2007, at a price of $5.64 which was the closing price of the stock on the grant date. The grants made to both executive and non-executive employees represented an incremental grant of 50% more shares in addition to the base 2007 annual grant of options for each employee due to the fact that the Board did not award an annual grant of options to employees in 2006.

        The 2007 annual incentive program included restricted stock in addition to stock options. The number of shares subject to stock options and restricted stock granted was based on a formula of two option shares for each share of restricted stock. For example, if an individual would otherwise have received options for 10,000 shares, he was granted options for 5,000 shares and 2,500 shares of restricted stock. Due to the use of restricted stock as part of the program, the aggregate number of shares granted under the program was less than if the program used 100% options.

  Determining Executive Compensation

        The Compensation Committee evaluates and approves goals and objectives of the Chief Executive Officer and reviews goals and objectives of other executive officers; evaluates the performance of the executives in light of those goals and objectives; determines and approves the compensation level for the Chief Executive Officer; reviews compensation levels of other key executive officers; evaluates and approves all grants of equity-based compensation to executive officers and recommends to the Board compensation policies for outside directors.

        At the outset of the fiscal year, the Board of Directors sets the overall corporate performance goals for the year, while the Compensation Committee establishes each executive's individual performance objectives and target bonus, except as otherwise predetermined by an employment agreement. In determining the performance goals, the Committee may consider the impact of changes in accounting principles and extraordinary, unusual or infrequent events. After the end of the fiscal year, the Committee reviews the actual corporate and individual performance against the predetermined corporate performance goals and individual performance objectives to determine the appropriate bonus amount, as well as other performance considerations related to unforeseen events during the year. For each of the performance goals, a formula establishes a payout range based upon the target bonus allocation. The formula also determines the percentage of the target bonus to be paid based on a percentage of goal achievement.

        The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The Compensation Committee reviews each component of the executive's compensation against executive compensation surveys prepared by the Compensation Committee's outside compensation consultant. The surveys used for comparison reflect compensation levels and practices for persons holding comparable positions at certain of our peer group companies. The Compensation Committee also solicits appropriate input from our Chief Executive Officer, who works with our Vice President of Human Resources to recommend compensation for those executives reporting directly to him. The Vice President of Human Resources works with the compensation consultant to provide input and advice to the Compensation Committee regarding the Chief Executive Officer's compensation. The Compensation Committee considers, but is not bound by, recommendations made by company management. Similarly, the Compensation Committee may accept, reject or modify any recommendations by the compensation consultants or other outside advisors. All decisions regarding the chief executive officer's compensation are made by the Compensation Committee in executive session, without the Chief Executive Officer present.

        During 2007, the Compensation Committee retained the Wilson Group, a human resources consulting firm, to conduct an annual analysis of the total compensation practices for our executive and senior management positions. The purpose of this study was to provide management and the Compensation Committee with current information on the competitiveness of our total cash and long-term incentive compensation. Similar studies were completed over the past several years. These studies provided a significant amount of comparative information, using peer group and market data. The Compensation Committee determined the need to review the current compensation strategy and the market reference peer group based on larger company metrics, considering our current and future growth potential.

        For 2007, the methodology for the compensation review included an internal compensation analysis and comparison on a job description level with peer companies based upon information derived from the following sources: (1) data from companies with a revenue size consistent with our compensation philosophy as included in a special report issued by the Radford High Technology Salary Survey; and (2) information on select companies derived from disclosed proxy data: a primary peer group consisting of 11 companies and an expanded peer group of 15 companies. The primary peer companies included 3Com, Akamai Technologies, Avid Technology, Brocade Communications, F5 Networks, Foundry Networks, Juniper Networks, Polycom, Quest Software, Real Networks and Tekelec. The expanded peer companies included: Aquantive, Avocent Corp, Ciena, CNet Networks, Electronics for Imaging, Inc., Emulex, Equinix, Finisar Corp., Internet Securities Systems, Progress Software, Qlogic, Red Hat, SBA Communications, Valuclick, Inc. and Webex. The peer group selection factors included revenue size (primarily companies in the $200 to $800 million annual revenue range with median annual revenue of $536.9 million) and industry (including all high technology companies with a majority in the networking/telecom industry.)

        The analysis indicated that overall total direct compensation for our executives is below that of our peer group and survey market references. Our compensation philosophy is that the overall compensation structure should be competitive within the industry in order to attract and retain talented executives and motivate our executive officers to achieve our business goals. The Compensation Committee adjusted salary and cash-based incentives in 2007 for some executive officers based upon this comparative compensation information. In addition in 2007, the Compensation Committee implemented an annual equity incentive program for executives offering a combination of options and restricted stock.

        In 2007, the Compensation Committee, with input from the other non-employee Directors, determined to negotiate a retention agreement with Mr. Ahmed, our President, Chief Executive Officer and Chairman of the Board. The Compensation Committee considered the value of services provided by Mr. Ahmed, his unique capabilities as Chief Executive Officer, his tenure at Sonus, the fact that Mr. Ahmed's stock options were fully vested and provided insufficient retention, and that Mr. Ahmed had not received an award since 2004. The Compensation Committee engaged an executive compensation consultant, Watson Wyatt, and the Compensation Committee negotiated a compensation package and terms with Mr. Ahmed. The Compensation Committee concluded it was in our best interests to provide a retention package with incentives based on performance and appreciation of stock value. Mr. Ahmed entered into a Retention and Restricted Stock Agreement with us on November 14, 2007, which is described below under "Severance and Change of Control Arrangements".

  Benefits and Other Compensation

        Executives are eligible for the same benefits that are available to all employees, which include group health insurance, life and disability insurance, dental insurance, and paid holidays. All employees begin accruing three weeks vacation upon date of hire. We offer a 401(k) program and an Employee Stock Purchase Plan.

        We do not typically offer perquisites or employee benefits to executive officers that are not also made available to employees on a broad basis. We reimburse Mr. Ahmed for operating expenses associated with the use of a private aircraft for business purposes. Mr. Ahmed was reimbursed $63,650 and $48,017 in 2007 and 2006, respectively. We also paid $24,000 in both 2006 and 2007 for the retention of a co-pilot in accordance with company policy.

  Stock Option Grant Policy

  New Hire Grants

        The Compensation Committee has delegated authority to our Chief Executive Officer to grant new hire options consistent with approved guidelines and restrictions governing the delegation. These guidelines are as follows:

  1.
  Such options are granted pursuant to the 2007 Plan;

  2.
  Such options are on the terms of our standard form of stock option agreement;

  3.
  The grant date is the 15th day of the month following the employee's start date and the exercise price of these options is equal to the closing price of our common stock on that date, or the next business day in the event that the 15th day falls on a day that the NASDAQ Global Select Market is closed;

  4.
  The Chief Executive Officer is not authorized to grant options (a) to any of our executive officers, or (b) to any new employee for more than 100,000 shares of our common stock; and

  5.
  The Chief Executive Officer shall maintain a list of the options granted pursuant to the delegated authority and shall report to the Compensation Committee regarding the options granted, upon request.

        The Compensation Committee reviews all new hire grants issued under the delegation of authority. The Compensation Committee also reviews and, if appropriate, approves the grants to new hires in excess of 100,000 shares at a Committee meeting. The actions taken at the meetings are documented in meeting minutes subsequently approved by the Compensation Committee. The list of proposed individual grants is provided in advance of the meeting and attached to the meeting minutes.

  Annual Equity Incentive Grants

        The Compensation Committee annually considers an equity incentive grant for our employees, including executives, in connection with its annual review of employee and executive compensation. At a Committee meeting, the Compensation Committee reviews a report prepared by its independent compensation consultants and a proposed plan for the granting of equity awards to executives and employees in connection with the annual equity incentive program. Typically, employee eligibility is based upon hire date with a required minimum of one year of service. Among the eligible employees, awards are allocated to employees based upon management's evaluation of employee performance and other business criteria.

        The proposed plan includes overall parameters of the plan, a pool of shares to be allocated under the plan and typically recommends specific grants for executives. The Compensation Committee discusses the plan with management and then requests that management provide the Committee with a specific list of individual grants for employees consistent with the Compensation Committee's guidance. The Compensation Committee determines specific grants for executives. Management then prepares a list of individual grants for employees and executives and submits to the Compensation Committee the list of individual grants for employees and executives. The Compensation Committee reviews and, if appropriate, approves the list of individual grants at a Committee meeting. The actions taken at the meetings are documented in meeting minutes subsequently approved by the Compensation Committee. The list of individual grants is attached to the meeting minutes.

        The Compensation Committee has established the grant date for annual equity incentive grants to be August 15 of each year, or the next business day following August 15 if August 15 falls on a weekend or holiday. The Compensation Committee retains the right to change this date based on business events that might warrant using another date for the annual equity incentive grant date.

  Promotion and Achievement Grants

        From time to time, our management recommends to the Compensation Committee promotion or achievement grants to our employees or executives. Our management includes all recommended individual stock option grants for approval by the Compensation Committee in the meeting materials provided in advance of the meeting. We document all Compensation Committee meetings with minutes reflecting any stock option grants approved during the meeting. The Compensation Committee approves promotion or achievement grants at Committee meetings. The actions taken at the meetings are documented in meeting minutes. Promotion and achievement grants have a grant date of the 15th day of the month following the Compensation Committee's approval of the grant.

  Vesting

        Provided that the employee continues his or her employment with us, on the applicable vesting date options will vest and become exercisable as follows: (i) New Hire grants: 25% of the shares vest on the first anniversary of the date that employment with us commences ("Employment Date") and the remaining 75% of the shares vest in equal increments of 2.0833% monthly thereafter through the fourth anniversary of the Employment Date; (ii) All other option grants: 25% of the shares vest on the first anniversary of the grant date (as defined in the Notice of Grant of Stock Options and Option Agreement) and the remaining 75% of the shares vest in equal increments of 2.0833% monthly thereafter through the fourth anniversary of the grant date; (iii) Restricted stock grants: 25% of the shares vest on the first anniversary of the Employment Date or the grant date and the remaining 75% vest in equal increments of 12.5% semi-annually through the fourth anniversary of the Employment Date or the date of the grant.

        The restricted stock grant to Mr. Ahmed in November 2007 had specific vesting terms described below.

        Grants to non-employee directors have the same vesting schedule as specified above subject to continued service on the Board of Directors.

  Termination

        Options typically terminate on the tenth anniversary of the grant date (or the fifth anniversary of the grant date, if the optionee owns more than 10% of our stock), provided that if an employee's employment relationship with us terminates, the option termination date is determined based upon the reason for employment termination as follows: (i) death or total and permanent disability of optionee (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended)—180 days thereafter; (ii) termination for any other reason—30 days thereafter under the 1997 Plan and 90 days thereafter under the 2007 Plan, unless otherwise extended.

        We have entered into agreements with certain executives providing for extended terms for stock option grants following the executive's termination, as described under "Severance and Change of Control Arrangements" below.

  Acceleration

        In the event of an acquisition of us as defined in our standard stock option and restricted stock agreement(s) and the stock plan documents ("Acquisition"), in which an option is assumed or substituted, then the number of shares subject to the option that are not then vested shall become accelerated in vesting by 12 months upon the closing of the Acquisition. If an option is not assumed or substituted, then the number of shares subject to the option that are not then vested shall accelerate in full and become immediately exercisable. In addition, 25% of the number of shares covered by a restricted stock award shall become vested.

        We have entered into agreements with certain executives providing for acceleration of the vesting of stock options and restricted stock upon a change of control as described under "Severance and Change of Control Arrangements" below.

  Tax and Accounting Considerations

        Accounting for Stock-Based Compensation.    We account for stock-based compensation in accordance with SFAS 123R.

        Incentive Stock Options.    Options granted to employees are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). However, we make no representation or warranty as to the tax treatment to the optionee upon receipt or exercise of the option or sale or other disposition of the shares covered by the option. In addition, options will not be treated as incentive stock options for tax purposes to the extent that options covering in excess of $100,000 of stock (based upon fair market value of the stock as of the respective dates of grant of such options) become exercisable in any calendar year; and such options will be subject to different tax treatment.

        Policy on Deductibility of Executive Compensation.    The Internal Revenue Service, pursuant to Section 162(m) of the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than the chief executive officer and chief financial officer) whose compensation is required to be reported to our shareholders pursuant to the Exchange Act by reason of being among our three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee Report

        The Compensation Committee consists of Paul J. Severino (Chair) and H. Brian Thompson. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Sonus Networks, Inc. Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by, COMPENSATION COMMITTEE: Paul J. Severino H. Brian Thompson

Executive Compensation Tables

  Summary of Executive Compensation

        The following table sets forth, for the year ended December 31, 2006, the compensation earned by our Chief Executive Officer, Chief Financial Officer, the other three most highly compensated executive officers serving as executive officers at December 31, 2006, and for the year ended December 31, 2007, the compensation earned by our Chief Executive Officer, Chief Financial Officer, other three most highly compensated executive officers serving as executive officers at December 31, 2007, and our former Chief Financial Officer and the two other most highly compensated executive officers who were no longer employees at December 31, 2007 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)			Bonus ($)(1)		Stock Awards ($)(2)			Option Awards ($)(3)			Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)			Total ($)
Hassan M. Ahmed Chairman and Chief Executive Officer	2007 2006	$ $	425,000 375,000		$ $	— —	$ $	277,953 —	(6)	$ $	2,216,500 7,930	(6)	$ $	272,000 344,393	$ $	9,517 —		$ $	3,200,970 727,323
Richard J. Gaynor Chief Financial Officer	2007		$67,500	(7)		$40,500		$9,473			$46,442			$—		$99			$164,014
Matthew Dillon Vice President Global Services	2007		$225,000			$—		$11,294			$146,177			$86,400		$7,586			$476,457
Mohammed Shanableh Vice President of Worldwide Sales	2007		$197,916	(8)		$—		$59,110			$68,773			$289,424		$8,245			$623,468
Chuba Udokwu Vice President Worldwide Engineering	2007		$250,000			$—		$59,110			$336,240			$96,000		$7,825			$749,175
James F. Collier III, Former Vice President of Worldwide Sales(9)	2007 2006	$ $	183,077 206,730		$ $	— 103,562	$ $	245,693 385,600		$ $	216,166 334,680		$ $	183,894 121,635	$ $	32,577 —		$ $	861,407 1,152,207
Albert A. Notini, Former President and Chief Operating Officer(10)	2007 2006	$ $	199,583 325,000		$ $	— —	$ $	— —		$ $	3,508,549 2,120,310		$ $	— 298,474	$ $	943,959 —		$ $	4,652,091 2,743,784
Ellen B. Richstone, Former Chief Financial Officer(11)	2007 2006	$ $	204,355 267,800		$ $	— —	$ $	— —		$ $	53,018 69,769		$ $	— 154,510	$ $	287,670 —	(10)	$ $	545,043 492,079
(1)
This amount represents a guaranteed bonus for the year in which the Named Executive Officer joined the Company.

(2)
The amount in this column does not reflect compensation actually received by the Named Executive Officer. Instead, the amount reflects the stock-based compensation recognized for financial statement reporting purposes for the applicable year, in accordance with SFAS 123R of restricted stock awards granted under the 1997 Plan and the 2007 Plan. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
The amounts shown in this column do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts reflect the stock-based compensation recognized for financial statement reporting purposes for the applicable year, in accordance with SFAS 123R of stock options granted under the 1997 Plan. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(4)
See "Compensation Discussion and Analysis—Compensation Components—Cash-based Incentives" for a description of incentive compensation program. For 2007, for each current Named Executive Officer, other than for the Vice President of Worldwide Sales, target bonuses and actual payments under the plan were as follows:

  •
  Mr. Ahmed's target bonus was 100% of his base salary in 2007. Mr. Ahmed's actual bonus for 2007 was 64% of base salary, or $272,000.

  •
  Mr. Dillon's target bonus was 60% of his base salary in 2007. Mr. Dillon's actual bonus for 2007 was 38.4% of base salary, or $86,400.

  •
  Mr. Udokwu's target bonus was 60% of his base salary in 2007. Mr. Udokwu's actual bonus for 2007 was 38.4% of base salary, or $96,000.

  •
  Mr. Gaynor's target bonus was 60% of his base salary, prorated for 2007, or $40,500, and was guaranteed.

As interim Vice President of Worldwide Sales, which position he held from August 1, 2007, Mr. Shanableh's cash incentives were based upon the achievement of goals related to revenue and sales orders which supported the corporate goals. As Vice President of Sales Engineering, which position Mr. Shanableh held through July 31, 2007, cash incentive was based upon commissions as a percentage of sales orders achieved and he was eligible for additional commissions based upon achievement of 80% of the sales order goal. Mr. Shanableh's commission rate on sales orders up to 80% of quota was 0.03157%. The rate for achievement of sales orders in excess of 80% of quota was 0.15783%. As interim Vice President of Worldwide Sales, Mr. Shanableh's cash incentive was based upon commissions as a percentage of sales orders and revenue quotas achieved and he was eligible for additional commissions based upon achievement of 80% of the sales order and revenue goals. Mr. Shanableh's commission rates on sales orders and revenue up to 80% of quotas were 0.02160% and 0.02446%, respectively. The rates for achievement of sales orders and revenue in excess of 80% of quotas were 0.10802% and 0.12229%, respectively. Mr. Shanableh's compensation plan provided an incentive bonus of $40,000 upon achievement of 75% of revenue quota.

(5)
Mr. Ahmed's "other" compensation for 2007 is comprised of $7,766 related to attendance of Mr. Ahmed and family member(s) at the Company's annual Chairman's Club event, $1,001 for group term life insurance and $750 for the Company's 401(k) matching contribution.

Mr. Gaynor's "other" compensation of $99 is for group term life insurance.

Mr. Dillon's "other" compensation for 2007 of $7,586 is comprised of $7,271 related to attendance of Mr. Dillon and family member(s) at the Company's annual Chairman's Club event and $315 for group term life insurance.

Mr. Shanableh's "other" compensation for 2007 of $8,245 is comprised of $7,292 related to attendance of Mr. Shanableh and family member(s) at the Company's annual Chairman's Club event, $750 for the Company's 401(k) matching contribution and $203 for group term life insurance.

Mr. Udokwu's "other" compensation for 2007 of $7,825 is comprised of $6,523 related to attendance of Mr. Udokwu and family member(s) at the Company's annual Chairman's Club event, $750 for the Company's 401(k) matching contribution and $552 for group term life insurance.

Mr. Collier's "other" compensation for 2007 of $32,577 is comprised of $21,910 for unused vacation at the time of his employment termination (see Note 9 below), $10,131 related to attendance of Mr. Collier and family member(s) at the Company's annual Chairman's Club event and $535 for group term life insurance.

Mr. Notini's "other" compensation for 2007 of $943,959 is comprised of $901,783 for the lump sum payment related to severance benefits upon his resignation from the Company, $38,384 for unused vacation at his employment termination, $3,286 for health benefits and $506 for group term life insurance. See Note 10 below.

Ms. Richstone's "other" compensation for 2007 of $287,670 is comprised of $273,156 for the lump sum payment related to severance benefits upon her retirement from the Company, $13,515 for unused vacation at the time of her retirement and $999 for group term life insurance. See Note 11 below.

(6)
On November 14, 2007, the Company entered into a Retention and Restricted Stock Agreement (the "Agreement") with Mr. Ahmed as described under "Severance and Change of Control Arrangements" below. The $277,953 reported as "Stock Awards" for 2007 reflects the expense related to the restricted stock award(s) under the Agreement. The Agreement also modified Mr. Ahmed's existing stock options to provide for the continued vesting of any unvested stock options and the ability to exercise any vested stock options for 18 months from the date of Mr. Ahmed's separation from the Company under certain conditions. We recorded $1,816,500 of expense related to the modification of Mr. Ahmed's stock options related to the Agreement. In connection with our historical stock option investigation and subsequent filing, on August 2, 2007, of our Annual Report on Form 10-K for the year ended December 31, 2006, we determined that the correct date of the June 15, 2003 grant to Mr. Ahmed was June 18, 2003. Pursuant to the terms of Mr. Ahmed's Consent (see "Section 409A of the Internal Revenue Code" below), the exercise price for the portion of that option vesting after December 31, 2004 (representing 1,250,000 shares) was increased from $4.47 to $4.79 per share, reflecting the closing price of our stock on June 18, 2003. Also, pursuant to the terms of the Consent, Mr. Ahmed became entitled to receive a cash payment of $400,000, which is the amount of the aggregate increase in the exercise price of the 1,250,000 shares. This payment was made in January 2008. The option remains exercisable for 750,000 shares at the original exercise price of $4.47 per share. The total of $2,216,500 related to these matters comprises the amount reported as "Option Awards" for 2007.

(7)
Mr. Gaynor joined the Company on October 1, 2007, and his initial annual salary was $270,000.

(8)
Mr. Shanableh's annual salary increased from $175,000 to $230,000 as of August 1, 2007.

(9)
Mr. Collier's employment with the Company was terminated on August 9, 2007.

(10)
On August 7, 2007, Mr. Notini resigned from the Company effective August 10, 2007 and resigned from the Company's Board of Directors effective August 7, 2007. In connection with Mr. Notini's resignation, the Company and Mr. Notini entered into a Separation of Employment Agreement under which Mr. Notini received continued vesting of stock options for 18 months following Mr. Notini's resignation date and the ability to exercise vested stock options until August 10, 2009. The Company recorded a one-time charge of $1,405,404 for the continued vesting of Mr. Notini's unvested stock options, which is included as a component in "Option Awards" for 2007, as well as $2,103,145 of compensation expense related to stock options recorded in 2007 for the period prior to his resignation.

(11)
On August 30, 2007, Ms. Richstone retired from the Company, effective September 30, 2007. Pursuant to the terms of her Separation of Employment Agreement, Ms. Richstone's ability to exercise vested stock options was extended through 12 months from her resignation date.

  Plan-Based Awards

        The following table sets forth information about incentive plan awards made to the Named Executive Officers during the year ended December 31, 2007.

2007 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
											Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock And Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hassan M. Ahmed	11/15/07	$—	$425,000		$637,500	—	—	—	750,000	—	$—	$5,100,000
Richard J. Gaynor	10/15/07	$40,500	$40,500		$40,500	—	—	—	35,000	350,000	$5.98	$1,224,370
Matthew Dillon	8/15/07	$—	$135,000		$202,500	—	—	—	25,000	140,000	$5.64	$560,790
Mohammed Shanableh	8/15/07	$—	$231,511	(3)	Unlimited	—	—	—	25,000	250,000	$5.64	$890,625
Chuba Udokwu	8/15/07	$—	$150,000		$225,000	—	—	—	25,000	225,000	$5.64	$815,662
James F. Collier III	—	$—	$—		$—	—	—	—	—	—	$—	$—
Albert A. Notini	—	$—	$—		$—	—	—	—	—	—	$—	$—
Ellen B. Richstone	—	$—	$—		$—	—	—	—	—	—	$—	$—
(1)
Amounts reflect potential cash award amounts payable under our incentive compensation program for 2007 described above in "Compensation Discussion and Analysis". Actual award amounts are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
Amounts reflect the fair value of the restricted stock awards and stock option grants as of the grant date. The terms of the grants are as follows:

•
Mr. Ahmed was granted an award of 750,000 restricted shares of our common stock on November 15, 2007, which vests subject to the terms of his Retention and Restricted Stock Agreement described under "Severance and Change of Control Arrangements" below.

•
Mr. Gaynor was granted an award of 35,000 restricted shares on October 15, 2007 which vest over four years with 25% of the shares vesting on the anniversary of his employment date and in equal increments semi-annually thereafter; and an option to purchase 350,000 shares of our common stock at an exercise price of $5.98 per share, the closing price on the grant date, with 25% of the shares vesting on the first anniversary of the grant date and the remaining 75% vesting 2.0833% monthly.

•
Mr. Dillon was granted an award of 25,000 restricted shares on August 15, 2007 which vest over four years with 25% of the shares vesting on the anniversary of the grant date and in equal increments semi-annually thereafter; and an option to purchase 140,000 shares of our common stock at an exercise price of $5.64 per share, the closing price on the grant date, with 25% of the shares vesting on the first anniversary of the grant date and the remaining 75% vesting 2.0833% monthly.

•
Mr. Shanableh was granted an award of 25,000 restricted shares on August 15, 2007 which vest over four years with 25% of the shares vesting on the anniversary of the grant date and in equal increments semi-annually thereafter; and an option to purchase 250,000 shares of our common stock at an exercise price of $5.64 per share, the closing price of our common stock on the grant date, with 25% of the shares vesting on the first anniversary of the grant date and the remaining 75% vesting 2.0833% monthly.

•
Mr. Udokwu was granted an award of 25,000 restricted shares on August 15, 2007 which vest over four years with 25% of the shares vesting on the anniversary of the grant date and in equal increments semi-annually thereafter; and an option to purchase 225,000 shares of our common stock at an exercise price of $5.64 per share, the closing price on the grant date, with 25% of the number of shares vesting on the first anniversary of the grant date and the remaining 75% vesting 2.0833% monthly.

(3)
Target amount is calculated using the weighted average of Mr. Shanableh's commission targets for the periods prior to and subsequent to his promotion to Vice President of Worldwide Sales.

  Option Holdings

        The following table sets forth information concerning stock options and unvested stock awards held by the Named Executive Officers as of December 31, 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable (2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hassan M. Ahmed	813,000 586,666 53,334 750,000 1,250,000 550,000	(5) (5) (6) (6)	— — — — — —		— — — — — —	$ $ $ $ $ $	3.33 13.875 24.50 4.47 4.79 5.79	3/15/2010 4/3/2011 4/3/2011 6/16/2013 6/16/2013 9/20/2014	— — — — — — 750,000	$	— — — — — — 4,372,500	— — — — — — —	— — — — — — —
Richard J. Gaynor	—		350,000		—		$5.98	10/15/2017	— 35,000	$	— 204,050	— —	— —
Matthew Dillon	1,660 59,376 90,624 75,000 100,000 197,917 —		— — — — — 52,083 140,000		— — — — — — —	$ $ $ $ $ $ $	4.48 4.47 5.21 5.19 4.87 4.91 5.64	5/27/2010 6/16/2013 6/16/2013 8/27/2014 6/17/2015 1/9/2016 8/15/2017	— — — — — — — 25,000	$	— — — — — — — 145,750	— — — — — — — —	— — — — — — — —
Mohammed Shanableh	110,000 50,000 20,000 —		— — — 250,000		— — — —	$ $ $ $	5.79 4.91 5.37 5.64	9/20/2014 9/9/2015 9/15/2015 8/15/2017	— — — — 62,500	$	— — — — 364,375	— — — — —	— — — — —
Chuba Udokwu	179,688 —		195,312 225,000		— —	$ $	4.90 5.64	1/17/2016 8/15/2017	— — 62,500	$	— — 364,375	— — —	— — —
James F. Collier III(7)	—		—		—		—	—	—		—	—	—
Albert A. Notini	34,600 535,692		— 204,167	(8)	— —	$ $	2.13 3.99	2/10/2009 2/10/2009	— —		— —	— —	— —
Ellen B. Richstone	531,786	(9)	—		—		$5.49	9/30/2008	—		—	—	—
(1)
On December 21, 2005, upon the Compensation Committee's recommendation, our Board of Directors approved the acceleration of vesting of unvested stock options having an exercise price per share of $4.00 or higher, granted under our stock option plan that are held by our current employees, including executive officers. As a result, unvested options for executive officers with an exercise price per share of $4.00 or higher were accelerated. The aggregate number of options accelerated for the executive officers was 2,765,417. Each executive officer who held options that were accelerated entered into a Resale Restriction Agreement, which restricts his or her sale of any shares obtained through the exercise of accelerated options before such time as vesting would otherwise have taken place absent the acceleration or, if earlier, the executive officer's last day of employment with us.

(2)
Of Mr. Gaynor's 350,000 unvested stock options, 87,500 will vest on October 1, 2008 and 7,292 will vest on the first of each month from November 1, 2008 through October 31, 2011.

Of Mr. Dillon's 52,083 unvested stock options from the January 9, 2006 grant, 2,083 stock options will vest monthly on the 9th of each month through January 9, 2010. Of Mr. Dillon's 140,000 unvested stock options from the August 15, 2007 grant, 35,000 stock options will vest on August 15, 2008 and 2,917 will vest monthly on the 15th of each month from September 15, 2008 through August 15, 2011.

Of Mr. Shanableh's 250,000 unvested stock options from the August 15, 2007 grant, 62,500 stock options will vest on August 15, 2008 and 5,208 stock options will vest monthly on the 15th of each month from September 15, 2008 through August 15, 2011.

Of Mr. Udokwu's 195,312 unvested stock options from the January 17, 2006 grant, 7,812 stock options will vest monthly on the 14th of each month through January 16, 2010. Of Mr. Udokwu's 225,000 unvested stock options from the August 15, 2007 grant, 67,250 stock options will vest on August 15, 2008 and 4,687 shares will vest monthly on the 15th of each month from September 15, 2008 through August 15, 2011.

Of Mr. Notini's 204,167 unvested options, 51,042 vest monthly on the 6th of each month through April 6, 2008.

(3)
Mr. Ahmed's 750,000 unvested shares of restricted stock vest in accordance with his Restricted Stock and Retention Agreement, dated November 14, 2007, as described under "Severance and Change of Control Arrangements" below.

Mr. Gaynor's 35,000 unvested shares of restricted stock will vest as follows:

Vest Date	Shares
October 1, 2008	8,750
April 1, 2009	4,375
October 1, 2009	4,375
April 1, 2010	4,375
October 1, 2010	4,375
April 1, 2011	4,375
October 1, 2011	4,375

Mr. Dillon's 25,000 unvested shares of restricted stock will vest as follows:

Vest Date	Shares
August 15, 2008	6,250
February 15, 2009	3,125
August 15, 2009	3,125
February 15, 2010	3,125
August 15, 2010	3,125
February 15, 2011	3,125
August 15, 2011	3,125

Mr. Shanableh's 25,000 unvested shares of restricted stock will vest as follows:

Vest Date	Shares
February 14, 2008	6,250
August 14, 2008	6,250
August 15, 2008	6,250
February 14, 2009	6,250
February 15, 2009	3,125
August 14, 2009	6,250
August 15, 2009	3,125
February 14, 2010	6,250
February 15, 2010	3,125
August 14, 2010	6,250
August 15, 2010	3,125
February 15, 2011	3,125
August 15, 2011	3,125

Mr. Udokwu's 62,500 unvested shares of restricted stock will vest as follows:

Vest Date	Shares
February 14, 2008	6,250
August 14, 2008	6,250
August 15, 2008	6,250
February 14, 2009	6,250
February 15, 2009	3,125
August 14, 2009	6,250
August 15, 2009	3,125
February 14, 2010	6,250
February 15, 2010	3,125
August 14, 2010	6,250
August 15, 2010	3,125
February 15, 2011	3,125
August 15, 2011	3,125
(4)
In accordance with SEC rules, the market value of unvested shares of restricted stock is determined by multiplying the number of such shares by $5.83, the closing market price of our common stock on December 31, 2007.

(5)
On August 2, 2007, we filed our Annual Report on Form 10-K for the year ended December 31, 2006. In connection with this filing, we determined that the correct grant date of the April 3, 2001 grant to Mr. Ahmed was August 3, 2001. Pursuant to the terms of Mr. Ahmed's Consent, the exercise price for the portion of that option vesting after December 31, 2004 (representing 53,334 shares) was increased from $13.875 to $24.50, reflecting the closing price of our stock on August 3, 2001. The option remains exercisable for 586,666 shares at the original exercise price of $13.875 a share.

(6)
On August 2, 2007, we filed our Annual Report on Form 10-K for the year ended December 31, 2006. In connection with this filing, we determined that the correct grant date of the June 16, 2003 grant to Mr. Ahmed was June 18, 2003. Pursuant to the terms of Mr. Ahmed's Consent, the exercise price for the portion of that option vesting after December 31, 2004 (representing 1,250,000 shares) was increased from $4.47 to $4.79, reflecting the closing price of our stock on June 18, 2003. Also, pursuant to the terms of the Consent, Mr. Ahmed became entitled to receive in January 2008 a cash payment of $400,000, which is the amount of the aggregate increase in the exercise price of the 1,250,000 shares. The option remains exercisable for 750,000 shares at the original exercise price of $4.47 a share.

(7)
Due to the termination of Mr. Collier's employment with the Company, any remaining awards did not vest and have been forfeited.

(8)
On August 7, 2007, Mr. Notini resigned from the Company effective August 10, 2007 and resigned from the Company's Board of Directors effective August 7, 2007. In connection with Mr. Notini's resignation, the Company and Mr. Notini entered into a Separation of Employment Agreement under which Mr. Notini received continued vesting of stock options for 18 months following Mr. Notini's resignation date and the ability to exercise vested stock options until August 10, 2009. The Company recorded a one-time charge of $1,405,404 for the continued vesting of Mr. Notini's unvested stock options, which is included in "Option Awards" in the Summary Compensation Table above.

(9)
Ms. Richstone retired from the Company effective September 30, 2007. Pursuant to the terms of her Separation of Employment Agreement, Ms. Richstone's ability to exercise vested stock options was extended through 12 months from her resignation date.

        Option Exercises and Stock Vested.    The following table summarizes for the Named Executive Officers in 2007 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and the value realized, before payout of any applicable withholding tax.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(3)
Hassan M. Ahmed	—	$—	—		$—
Richard J. Gaynor	—	$—	—		$—
Matthew Dillon	25,997	$41,761	—		$—
Mohammed Shanableh	—	$—	12,500	(2)	$74,625
Chuba Udokwu	—	$—	12,500	(2)	$74,625
James F. Collier III	187,565	$319,498	40,000	(2)	$309,200
Albert A. Notini	1,725,541	$3,951,763	—		$—
Ellen B. Richstone	105,714	$104,164	—		$—

(1)
The reported value realized on exercise was calculated by multiplying the difference between the exercise price of the stock options and the closing price of our common stock on the NASDAQ Global Select Market by the number of options exercised the respective dates of exercise.

(2)
Of Mr. Shanableh's 12,500 shares that vested in 2007, 4,012 shares were returned to the Company to satisfy the tax withholding associated with the vesting of the shares. Of Mr. Udokwu's 12,500 shares that vested in 2007, 3,968 shares were returned to the Company to satisfy the tax withholding associated with the vesting of the shares. Of Mr. Collier's 40,000 shares that vested in 2007, 14,302 shares were returned to the Company to satisfy the tax withholding associated with the vesting of the shares. Due to the termination of Mr. Collier's employment, the remaining restricted shares have been forfeited.

(3)
In accordance with SEC rules, the aggregate dollar amount realized upon vesting of shares of restricted stock is determined by multiplying the number of shares by the closing market price of our common stock on the date of vesting.

  Section 409A of the Internal Revenue Code

        In connection with the voluntary review by us of our historical stock option grant practices with respect to options granted since our initial public offering, we concluded that the appropriate measurement dates for financial accounting purposes of certain stock grants differ from the recorded measurement dates of those awards. For certain options that were determined to have a measurement date different from the original measurement date, and that have an exercise price less than the fair market value of our stock on the re-determined measurement date, the option recipient is subject to adverse tax consequences, and we are subject to reporting and withholding obligations under Section 409A of the Internal Revenue Code ("Section 409A"). In addition, we must comply with certain reporting and withholding obligations under Section 409A.

        In order to address the adverse tax consequences under Section 409A, on December 26, 2006, our current and former executive officers and directors who may have received options subject to Section 409A (the "Section 16 Persons") each executed a consent (the "Consent(s)"), pursuant to which they irrevocably agreed that the exercise price of any of their stock options that are determined to be subject to Section 409A would be increased so as to be equal to the fair market value of our stock on the re-determined measurement date.

        We agreed to compensate the Section 16 Persons for any increases in the exercise price of their options that are subject to Section 409A with cash paid in January 2008. However, the Section 16 Persons will not receive compensation for grants that we determine to be out-of-the-money with exercise prices higher than the closing price of our common stock on the NASDAQ Global Select Market as of February 16, 2007.

        We have determined that the correct grant date of a June 16, 2003 grant to Mr. Ahmed was June 18, 2003. Pursuant to the terms of the Mr. Ahmed's Consent, the exercise price for the portion of that option vesting after December 31, 2004 (representing 1,250,000 shares) was increased from $4.49 to $4.79, reflecting the closing price of the our stock on June 18, 2003. Also, pursuant to the terms of the Consent, Mr. Ahmed received on January 15, 2008 a cash payment of $400,000, which is the amount of the aggregate increase in the exercise price of the 1,250,000 shares. The option remains exercisable for 750,000 shares at the original exercise price of $4.47 a share. Mr. Ahmed has executed an irrevocable waiver to receive compensation for 53,300 shares, which represent the unvested portion as of December 31, 2004, of the options granted to him on April 3, 2001.

        Mr. Thompson executed an irrevocable waiver to receive compensation for 35,417 shares, which represent the unvested portion as of December 31, 2004, of the options granted to him on October 24, 2003. In addition, a former Section 16 Person executed an irrevocable waiver to receive compensation for the unvested portion as of December 31, 2004, of the options granted to him on April 3, 2001.

Severance and Change of Control Arrangements

        In addition to compensation designed to reward employees and executives for service and performance, we have approved certain severance and change of control provisions for certain of the Named Executive Officers.

  Severance and Change of Control Arrangements

        Executive retention and severance agreements encourage executives to remain in our employ and to continue to devote their full attention to our success and provide enhanced financial security and incentive to the executives. In order to recruit and retain executives, we believed it was appropriate and necessary to provide assurance of certain severance payments if we terminated an executive's employment without cause or if the executive terminated his or her employment for good reason. Sonus competes in a challenging market environment with larger competitors which can provide greater cash incentives to executives. In addition, smaller private competitors can offer greater equity growth potential.

        On November 14, 2007, Sonus entered into a Retention and Restricted Stock Agreement (the "Agreement") with Sonus' President, Chief Executive Officer and Chairman, Mr. Ahmed. Pursuant to the agreement, Mr. Ahmed was granted 750,000 shares of restricted stock that will vest on November 14, 2009, subject to Mr. Ahmed's continued service as an executive or director of Sonus. Any unvested restricted stock would be forfeited by Mr. Ahmed in the event of the termination of his employment by Sonus for Cause or by Mr. Ahmed without Good Reason, both as defined in the Agreement. The vesting of a portion of the restricted stock will accelerate based on the achievement of two performance metrics: (i) 187,500 shares will vest on the date on which the closing price of our stock exceeds $10.00 per share for 10 consecutive trading days, provided Mr. Ahmed is then an employee or director; and (ii) 187,500 shares will vest on the date we report operating results for the fiscal year ending December 31, 2008 with revenue at least equal to the revenue target set forth in our 2008 operating plan, provided Mr. Ahmed is then an employee or director. In addition, if we hire a successor President or Chief Executive Officer or appoint a successor Chairman, 375,000 shares will vest three months after the date on which such successor commences employment or board service, provided Mr. Ahmed assists with transitional matters during such three-month period. The restricted stock will vest in full upon: (i) an acquisition, provided Mr. Ahmed is then an employee or director; (ii) the termination of Mr. Ahmed's employment or removal as Chairman without Cause; (iii) the termination of Mr. Ahmed's employment by Mr. Ahmed for Good Reason other than in connection with our hiring of a successor President or Chief Executive Officer or appointment of a successor Chairman; or (iv) termination of Mr. Ahmed's employment or service as Chairman as a result of his death or disability. We will monitor the achievement of the performance metrics and record expense related to the accelerated vesting of the shares at the time such achievement becomes probable. The Agreement also provides that if Mr. Ahmed's employment is terminated by the Company without Cause or by Mr. Ahmed for Good Reason, then he will receive: (i) a lump sum payment equal to 18 months base salary and 1.5 times his target annual bonus; (ii) 18 months continued vesting for unvested options; (iii) 18 months to exercise vested options; and (iv) continued payment of the cost of health benefits for 18 months. The Agreement includes other customary terms relating to the restricted stock grant and severance provisions.

        Richard J. Gaynor entered into an employment agreement with us dated August 31, 2007, under which he became Chief Financial Officer as of October 1, 2007. The employment agreement provides that if his employment is terminated following an acquisition of the Company for any reason other than Cause (as defined in the agreement) or if he is not offered an equivalent position in the combined entity, he will be eligible to receive the following severance and related post-termination benefits: (i) 12 months salary continuation payments of his annual base salary; (ii) 12 months health benefits continuation; and (iii) 100% of all unvested options and restricted stock in his New Hire Grant shall immediately become vested and exercisable, subject to his serving through a six month transition period, if requested.

        Ellen B. Richstone entered into a Separation of Employment Agreement dated September 6, 2007 with us. Under the separation agreement, Ms. Richstone received the following in connection with her separation from us on October 1, 2007: (i) a lump sum severance payment in the amount of one year of annual base salary, $273,156; and (ii) the ability to exercise vested stock options for 12 months following October 1, 2007. These severance benefits were paid in accordance with our obligations under her employment agreement dated December 12, 2004.

        Albert A. Notini entered into a Separation of Employment Agreement dated August 7, 2007 with us. Under the separation agreement, Mr. Notini received the following in connection with his separation from us on August 10, 2007: (i) a lump sum payment of $901,783, payable six months and a day after Mr. Notini's separation date; (ii) premium payments for health benefits (medical, dental and vision) for 18 months; (iii) continued vesting of stock options for 18 months; and (iv) the ability to exercise vested stock options until the earlier of August 10, 2009 or the original option expiration date. These severance benefits were paid in accordance with our obligations under his employment agreement dated April 6, 2004.

        James F. Collier III entered into an employment agreement with us dated April 10, 2006. On August 9, 2007, Mr. Collier's employment with us was terminated. We have not paid any severance in connection with Mr. Collier's termination.

        For each employee including the Named Executive Officers, in the event of an Acquisition in which an option is assumed or substituted in the Acquisition, then the number of shares subject to the option that are not then vested shall become accelerated in vesting by 12 months upon the closing of the Acquisition. If an option is not assumed or substituted, then the number of shares that are not then vested shall accelerate in full and become immediately exercisable. In addition, 25% of the number of shares covered by a restricted stock award shall become vested.

Potential Payments Upon Termination or Upon Change in Control

        The table below shows potential payments to the Named Executive Officers with severance or change in control arrangements upon termination or upon a change of control of the Company. The amounts shown assume that termination and/or change of control was effective as of December 31, 2007, the last day of our fiscal year, and are estimates of the amounts that would have been paid to the executives or realized by the employees upon such a termination or change of control. The actual amounts to be paid or realized can only be determined at the time of an executive's termination or following a change of control.

	Termination without Cause or for Good Reason(1)	Change in Control: Stock Options Assumed or Substituted by Acquiring Company(2)	Change in Control: Stock Options Not Assumed or Substituted by Acquiring Company(3)	Termination without Cause or for Good Reason following Change in Control
Hassan Ahmed
Cash severance	$1,275,000	$—	$—	$1,275,000
Stock awards(5)	4,372,500	4,372,500	4,372,500	4,372,500
Health benefits	15,670	—	—	15,670

	$5,663,170	$4,372,500	$4,372,500	$5,663,170

Richard J. Gaynor
Cash severance		$—	$—	$270,000
Stock options(4)(6)		—	—	—
Stock awards(5)		51,013	51,013	204,050
Health benefits		—	—	10,447

		$51,013	$51,013	$484,497

Matthew Dillon
Stock options(4)		$31,845	$74,517
Stock awards(5)		36,438	36,438

		$68,283	$110,955

Mohammed Shanableh
Stock options(4)		$15,794	$40,375
Stock awards(5)		91,094	91,094

		$106,888	$131.469

Chuba Udokwu
Stock options(4)		$84,320	$224,390
Stock awards(5)		91,094	91,094

		$175,414	$315,484

(1)
Assumes employment termination without a change of control.

(2)
If an acquiring company assumes or substitutes the stock options, under Sonus' stock incentive plans the number of shares subject to the option that are not then vested shall become accelerated in vesting by 12 months upon the closing of the Acquisition. In addition, 25% of the number of shares of restricted stock shall become vested.

(3)
If an acquiring company does not assume or substitute the stock options, under Sonus' stock incentive plans the number of shares subject to the option that are not then vested shall accelerate in full and become immediately exercisable upon the closing of the Acquisition. In addition, 25% of the number of shares of restricted stock shall become vested.

(4)
The value of stock options was calculated by multiplying the number of shares underlying the stock options by $5.83, the closing price of our common stock on December 31, 2007, and then deducting the aggregate exercise price for these stock options.

(5)
The value of shares of restricted stock was calculated by multiplying the number of shares of restricted stock by $5.83, the closing market price of our common stock on December 31, 2007.

(6)
Mr. Gaynor's stock options were out of the money on December 31, 2007. Accordingly, there would be no gain realized at December 31, 2007 related to the accelerated vesting of his stock options.

  Indemnification Agreements

        Certain of our current and former officers and directors are parties to legal proceedings because of their status as officers and directors. We have generally entered into indemnification agreements with our officers and directors and we may be liable for judgments, fines and expenses in connection with such proceedings, which, in the aggregate, may be material. We are paying legal fees for counsel representing our officers and directors in connection with such proceedings.

  Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, and none of these interlocking relationships have existed in the past.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2007 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	(A)		(B)	(C)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders(1)	38,769,859	(2)	$5.35	36,267,945	(3)
Equity compensation Plans Not Approved by Shareholders	—		—	—

Total	38,769,859		$5.35	36,267,945

(1)
Consists of the 1997 Plan, the 2007 Plan and the 2000 Employee Stock Purchase Plan ("ESPP").

(2)
Excludes purchase rights accruing under the ESPP. On January 25, 2008, our Board of Directors approved an Amended and Restated ESPP. Effective March 1, 2008, the Amended and Restated ESPP eliminates the original ESPP's two year offering periods comprised of four six-month purchase periods. The Amended and Restated ESPP provides for a six-month offering period commencing with the March 1, 2008 purchase period. The purchase price of the stock is equal to 85% of the market price on the last day of the offering period. Participation is limited to 20% of an employee's eligible compensation not to exceed amounts allowed by the Internal Revenue Code.

(3)
Consists of shares available for future issuance under the 2007 Plan and the ESPP. As of December 31, 2007, no shares of common stock were available for issuance under the 1997 Plan, which expired as of November 18, 2007; 9,183,500 shares of common stock were available for issuance under the 2007 Plan; and 27,084,445 shares of common stock were available for issuance under the ESPP. The ESPP incorporates an evergreen provision pursuant to which, on January 1 of each year, the aggregate number of shares reserved for issuance under the ESPP automatically increases by a number equal to the lesser of (i) 2% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (ii) such number as our Board of Directors may determine, but the total shares reserved for issuance cannot increase to more than 75,000,000 without further shareholder approval (except as the ESPP provides with respect to certain changes in our equity structure).

AUDIT COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        We reviewed Sonus' audited financial statements for the fiscal year ended December 31, 2007 and discussed these financial statements with Sonus' management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Sonus' management is responsible for Sonus' financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Sonus' independent registered public accounting firm, Deloitte & Touche LLP, or Deloitte, is responsible for performing an independent audit of Sonus' financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements and the effectiveness of Sonus' internal control over financial reporting. Our responsibility is to monitor and review these processes. We also reviewed and discussed with Deloitte the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

        Deloitte also provided us with the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that in the independent registered public accounting firm's professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. We also considered whether Deloitte's provision of other, non-audit related services to Sonus is compatible with maintaining Deloitte's independence.

        Based on its discussions with management and Deloitte, and our review of information provided by management and Deloitte, we recommended to the Sonus' Board of Directors that the audited financial statements and management's report on internal control over financial reporting be included in Sonus' Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by, AUDIT COMMITTEE: John P. Cunningham (Chairman) Edward T. Anderson Howard E. Janzen

FEES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS DURING
FISCAL YEARS ENDED DECEMBER 31, 2007 AND 2006

        The following is a summary of the aggregate fees billed to us by Deloitte & Touche LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2007 and 2006 for each of the following categories of professional services.

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$5,310,570	$3,401,000
Audit-Related Fees	12,500	23,000
Tax Fees	444,409	20,000
All Other Fees	—	12,300

Total Fees	$5,767,479	$3,456,300

        The following is a summary of the aggregate fees billed to us by Ernst & Young LLP, our former independent registered public accounting firm, for the fiscal years ended December 31, 2007 and 2006 for each of the following categories of professional services.

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$715,490	$75,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	65,551

Total Fees	$715,490	$140,551

Audit Fees

        Audit fees consist of professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and the audit of the effectiveness of internal control over financial reporting. Audit fees for 2006 and 2007 include fees related to the audit of our restated financial statements and the review of the independent investigation into our historical stock option practices and accounting.

Audit-Related Fees

        Audit-related fees consist of professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements and the audit of the effectiveness of internal control over financial reporting, but are not reported under "Audit Fees." These services include consultations concerning financial accounting and reporting standards and the review of a tender offer filing.

Tax Fees

        Tax fees consist of professional services for research and development tax credit and transfer pricing advice and planning.

All Other Fees

        All other fees consist of professional services other than the services reported above, including fees for the Company's subscription to Deloitte's on-line accounting research tool.

Policy On Audit Committee Pre-Approval Of Audit And Non-Audit Services

        The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engagement of the independent registered public accounting firm for the next year's audit, the independent registered public accounting firm and our management submit an aggregate of services expected to be rendered during that year for each of the four categories of services to the Audit Committee for approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and our management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may ratify, without prior approval, certain de minimis non-audit services if the aggregate amount of all such non-audit services provided to us constitutes not more than $5,000 during the fiscal year in which the services are provided. During the fiscal years ended December 31, 2007 and 2006, there were no de minimis non-audit services provided that the Audit Committee subsequently ratified.

        Our Audit Committee requires the regular rotation of the lead audit partner and concurring partner as required by Section 203 of the Sarbanes-Oxley Act of 2002 and is responsible for recommending to our Board policies for hiring employees or former employees of the independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the copies of reports furnished to us, we believe that during the year ended December 31, 2007, our directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements, except that Mr. Ahmed was late in reporting on Form 4 a cancellation and grant of options to purchase shares of common stock.

SHAREHOLDER PROPOSALS FOR INCLUSION IN 2009 PROXY STATEMENT

        To be considered for inclusion in the proxy statement relating to our annual meeting of shareholders to be held in 2009, shareholder proposals must be received at our principal executive offices no later than December 29, 2008, which is no less than 120 calendar days before the date of proxy statement was released to our shareholders in connection with the prior year's annual meeting of shareholders. If the date of next year's annual meeting is changed by more than 30 days from the anniversary date of this year's annual meeting on June 20, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2009 ANNUAL MEETING

        We must receive other proposals of shareholders (including director nominations) intended to be presented at the 2009 annual meeting of shareholders but not included in the proxy statement by February 20, 2009, but not before January 21, 2009, which is not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2009 annual meeting of shareholders is scheduled to be held on a date before May 21, 2009, or after August 21, 2009, which are dates 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice must be received by us at our principal executive office not later than the later of (1) the 60th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards may not be presented at the 2009 annual meeting of shareholders.

SHAREHOLDERS SHARING THE SAME ADDRESS

        We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards.

        We will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, please submit your request to Broadridge Financial Solutions by calling 1-800-579-1639 or by following the instructions on your notice of Internet availability of proxy materials to request delivery of paper copies through the Internet or by e-mail, or in writing addressed to Sonus Networks, Inc., 7 Technology Park Drive, Westford, MA 01886 Attn: Investor Relations.

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, tel. (800) 542-1061. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future please contact Broadridge Householding Department at the contact information listed above to participate in the householding program.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

FORM 10-K

        Our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 6, 2008, is being delivered to shareholders in connection with this proxy solicitation. With the payment of an appropriate processing fee, we will provide copies of the exhibits to our Annual Report on Form 10-K. Please address all such requests to the Investor Relations department at our principal executive offices at 7 Technology Park Drive, Westford, MA 01886.

OTHER MATTERS

        The Board of Directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

        We will pay the costs of soliciting proxies from shareholders, directors, executive officers and regular employees may solicit proxies, either personally, by facsimile or by telephone, on behalf of us, without additional compensation, other than the time expended and telephone charges in making such solicitations. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

By Order of the Board of Directors,

Westford, Massachusetts April 28, 2008	Charles J. Gray Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

SONUS NETWORKS, INC.

June 20, 2008

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided if you are not voting via the Telephone or Internet.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of SONUS NETWORKS, INC., a Delaware corporation, hereby acknowledge(s) receipt of the notice of Annual Meeting of Shareholders and proxy statement, each dated April 28, 2008, and hereby appoint(s) Hassan M. Ahmed and Charles J. Gray, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Shareholders of Sonus Networks, Inc. to be held on Friday, June 20, 2008 at 9:00 a.m., local time, at The Westford Regency Inn and Conference Center, 219 Littleton Road in Westford, Massachusetts and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revoke(s) all proxies previously given by the undersigned with respect to the shares covered hereby.

This proxy will be voted as directed, or if no direction is indicated, will be voted FOR the proposals specified on the reverse, and as said proxies deem advisable on such other matters as may properly come before the meeting.

SEE REVERSE SIDE	PLEASE VOTE, DATE AND SIGN ON	SEE REVERSE SIDE
REVERSE SIDE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE
(Your vote by proxy must be returned prior to the
annual meeting on June 20, 2008)

SONUS NETWORKS, INC.
7 TECHNOLOGY PARK DRIVE
WESTFORD, MA 01886

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Sonus Networks, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sonus Networks, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SNSNT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SONUS NETWORKS, INC.		For	Withhold	For All
		All	All	Except

1.	To elect 3 Directors:
	Nominees:	☐	☐	☐
01) Hassan M. Ahmed
02) John P. Cunningham
03) Paul J. Severino

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as Sonus’ independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

The Board of Directors recommends a vote “FOR” the election of each of the nominees to the Board (Proposal 1) and “FOR” the ratification of the appointment of Deloitte & Touche LLP as Sonus’ independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal 2).

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the meeting and any adjournments thereof.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

SONUS NETWORKS, INC. 7 Technology Park Drive Westford, MA 01886
SONUS NETWORKS, INC. 7 Technology Park Drive Westford, MA 01886
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held June 20, 2008
TABLE OF CONTENTS
SONUS NETWORKS, INC. PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING
Proposal 1—ELECTION OF DIRECTORS
Proposal 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
BOARD MEETINGS AND COMMITTEES
DIRECTOR NOMINATION PROCESS
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
2007 Director Compensation
BENEFICIAL OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2007 GRANTS OF PLAN-BASED AWARDS
Outstanding Equity Awards at 2007 Fiscal Year-End
2007 OPTION EXERCISES AND STOCK VESTED
Potential Payments Upon Termination or Upon Change in Control
AUDIT COMMITTEE REPORT
FEES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS DURING FISCAL YEARS ENDED DECEMBER 31, 2007 AND 2006
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR INCLUSION IN 2009 PROXY STATEMENT
SHAREHOLDER PROPOSALS FOR PRESENTATION AT 2009 ANNUAL MEETING
SHAREHOLDERS SHARING THE SAME ADDRESS
FORM 10-K
OTHER MATTERS